Exhibit 21

Subsidiaries:

Mercantile National Bank

1840 Century Park East

Los Angeles, California 90067

South Bay Bank, N.A.

2200 Sepulveda Boulevard

Torrance, California 90501

National Mercantile Capital Trust I

1840 Century Park East

Los Angeles, California 90067